Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 1, 2025, between Pineapple Financial Inc. (the “Company”), a corporation continued and existing under the Canada Business Corporations Act, and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, and pursuant to Section 2.4 of Ontario Securities Commission Rule 72-503 – Distributions Outside Canada, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Company desires to sell to the Purchasers, and each Purchaser desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, subscription receipts (the “Subscription Receipts”) of the Company to be governed by the terms of the Subscription Receipt Agreement (as hereinafter defined) attached hereto as Exhibit E;

WHEREAS, at the election of a Purchaser as set out in Exhibit A hereto, each Subscription Receipt is exchangeable for (A) one Share (as herein defined) or (B) one Pre-Funded Warrant (as hereinafter defined), as the case may be;

WHEREAS, the gross proceeds from the sale of the Subscription Receipts, including the INJ delivered by certain Purchasers in satisfaction of their Subscription Amount payable in consideration of the Subscription Receipts subscribed for by such Purchasers (the “Escrowed Funds”), will be held in escrow as contemplated by the Subscription Receipt Agreement pending the satisfaction of the Escrow Release Conditions;

WHEREAS, subject to the terms of the Subscription Receipt Agreement and satisfaction of the Escrow Release Conditions (as hereinafter defined), on the Escrow Release Date (as defined in the Subscription Receipt Agreement), each Subscription Receipt will automatically be exchanged (without payment of any further consideration and subject to customary anti-dilution adjustments) for (A) one Share (as herein defined) or (B) one Pre- Funded Warrant (as hereinafter defined);

WHEREAS, if the Escrow Release Conditions are not satisfied prior to the Escrow Deadline, the Subscription Receipt Agent shall return the Escrowed Funds to the Purchasers and the Subscription Receipts will become null, void and of no further force or effect, and will only represent the holder’s right to receive such payment from the Subscription Receipt Agent in accordance with the terms of the Subscription Receipt Agreement. In such event, Purchasers who made payment in the form of INJ will receive INJ, and Purchasers who made cash payments will receive cash (the “Returned Consideration”);

WHEREAS, contemporaneously with the sale of the Subscription Receipts pursuant to the terms of this Agreement and the Subscription Receipt Agreement, the parties hereto will execute and deliver a registration rights agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares under the Securities Act and applicable state securities laws; and

WHEREAS, the Company and the Purchasers intend, to the extent permitted by the Code, the transactions contemplated by this Agreement to form one integrated transaction to which Section 351 of the Code applies.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I. DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Anti-Corruption Laws” means: (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); (ii) the UK Bribery Act 2010 (“UKBA”); (iii) the Corruption of Foreign Public Official Act (Canada), the Criminal Code (Canada), and the Extractive Sector Transparency Measures Act (Canada); (iv) Laws adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; and (v) all other applicable, similar or equivalent anti-corruption or anti-bribery Laws of any jurisdiction.

“Asset Management Agreements” means the Asset Management Agreements between the Company and each of the Asset Managers, to be executed on or prior to the Closing Date.

“Asset Managers” means MNNC Advisors (Cayman) SEZC, a Cayman Islands Company with a registered address at c/o Cayman Enterprise City Ltd, Fairbanks Road, P.O.Box CEC-1, Grand Cayman, Cayman Islands KY1- 9012 and Canary Capital Group LLC, a Delaware limited liability company with a registered address at c/o 850 New Burton Rd., Suite 201, Dover, DE 19904.

“Board of Directors” means the board of directors of the Company.

“Business Data” means all business information and data, including personal information and confidential information that is accessed, collected, used, stored, shared, distributed, transferred, disclosed, destroyed, disposed of or otherwise processed by or on behalf of the Company or its Subsidiaries in the course of the conduct of the business of the Company or its Subsidiaries.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in- place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Business Systems” means all software, computer hardware (whether general or special purpose), electronic data processors, databases, communications, telecommunications, networks, interfaces, platforms, workstations, hubs, switches, servers, peripherals, information technology, operational technology and computer systems, including any outsourced systems and processes, and any software and systems provided via the cloud or “as a service”, that are owned or administered by the Company or its Subsidiaries and used in the conduct of the business of the Company or its Subsidiaries.

“Canadian Corporate Counsel” means MLT Aikins LLP.

“Canadian Securities Counsel” means Blake, Cassels & Graydon LLP.

“Canadian Securities Laws” means the applicable securities laws, regulations and rules, blanket rulings, policies and written interpretations of and multilateral or national instruments adopted by the Ontario Securities Commission.

“Canadian Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder.

“Clearance Deadline” shall have the meaning ascribed to such term in Section 2.5.

“Closing” means the closing of the purchase and sale of the Subscription Receipts pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Purchasers’ obligations to pay the Subscription Amount have been satisfied.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares without par value in the authorized share structure of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company Counsel” means Sichenzia Ross Ference Carmel LLP.

“Custodian” means Bitgo Trust Company, Inc., in its capacity as the custodian of INJ tokens to be held in escrow until such time as the Escrow Release Conditions are met or waived.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

“Effective Date” means the date that the Registration Statement registering for resale all Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares has been declared effective by the Commission and the Escrow Release Conditions have been met or waived.

“Escrowed Cash Proceeds” shall have the meaning ascribed to such term in Section 2.1.

“Escrow Deadline” means sixty (60) days from the Closing Date, subject (i) to an automatic extension to an aggregate of 90 days from the Closing Date in the event that the Commission notifies the Company that it will review the Registration Statement, and (ii) such further extension(s) to be agreed to in writing by the holders of 50.1% or more of the Subscription Amounts, including Injective Foundation, acting reasonably, in accordance with the Subscription Receipt Agreement.

“Escrowed Funds” shall have the meaning ascribed to such term in the recitals.

“Escrowed INJ Proceeds” shall have the meaning ascribed to such term in Section 2.1.

“Escrow Release Conditions” shall have the meaning ascribed to such term in Section 2.6.

“Escrow Release Notice” shall have the meaning ascribed to such term in Section 2.6.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance (a) of Common Shares or options to employees, officers or directors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by a majority of the non- employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) of securities upon the exercise or exchange or conversion of any Securities issued hereunder and/or securities (including options, rights or warrants) exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with common share splits or combinations) or to extend the term of such securities, (c) upon conversion or settlement of outstanding debt as of the date hereof in an amount not to exceed $25,000, (d) of equity interests issued or issuable pursuant to agreements existing as of the date hereof and listed on Schedule 3.1(g) hereto, and (e) of any Common Shares issued pursuant to an equity line of credit or similar financing instrument for the purpose of raising funds to purchase INJ.

“Ex-Im Laws” means all applicable laws relating to export, re-export, transfer, and import controls, including but not limited to the U.S. Department of Commerce Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, the Export and Import Permits Act (Canada), the customs and import laws administered by the Canada Border Services Agency, the EU Dual Use Regulation, the customs and import laws administered by His Majesty’s Revenue and Customs and any similar Laws of any other relevant governmental authority.

“Financial Statements” shall have the meaning ascribed to such term in Section 3.1(h).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Government Official” means any officer or employee of a governmental authority, a public international organization, or any department or agency thereof or any Person acting in an official capacity for such government or organization, including (i) a foreign official as defined in the FCPA; (ii) a foreign public official as defined in the UKBA; (iii) a foreign public official as defined in the Corruption of Foreign Public Officials Act (Canada) and a public officer as defined in the Criminal Code (Canada); (iv) an officer or employee of a government-owned, controlled, operated enterprise, such as a national oil company; and (v) any non-U.S. political party, any party official or representative of a non-U.S. political party, or any candidate for a non-U.S. political office.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“INJ” means the native cryptocurrency of the Injective blockchain.

“INJ Escrow Agent” means Canary Capital Group LLC.

“Insolvency Event” means, in relation to an entity:

i)	the entity goes, or proposes to go, into bankruptcy or liquidation;
ii)	an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of a solvent reconstruction or amalgamation) of the entity;
iii)	a receiver, receiver and manager, judicial manager, liquidator, trustee, administrator or like official is appointed, or threatened or expected to be appointed, over the entity, the whole or a substantial part of the undertaking or property of the entity, or any application is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purpose of appointing such a person;

iv)	the holder of a Lien takes possession of the whole or substantial part of the undertaking or property of the entity;
v)	a writ of execution is issued against the entity or any of the entity’s assets;
vi)	the entity is unable, or admits in writing its inability or failure, to pay its debts generally as they become due;
vii)	the entity commits an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada);
viii)	the entity makes a general assignment for the benefit of creditors;
ix)	the entity proposes or takes any steps to implement a reorganization or arrangement or other compromise with its creditors or any class of them, whether pursuant to the Companies’ Creditors Arrangement Act (Canada) or similar legislation in any jurisdiction or otherwise; or
x)	the entity is declared or taken under applicable law to be insolvent or the entity’s board of directors resolve that it is, or is likely to become insolvent.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreement” means the Lock-Up Agreement, dated as of the date hereof, by and among the Company and the Lock-Up Parties, in the form of Exhibit D attached hereto.

“Lock-Up Parties” means Injective Foundation, [*] and [*].

“Management Agreements” means agreements entered into by and among the Company and certain officers of the Company.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Net Cash Proceeds” has the meaning ascribed to such term in Section 4.7.

“OSC Rule 72-503” means Ontario Securities Commission Rule 72-503 – Distributions Outside Canada.

“Permitted Withdrawals” has the meaning ascribed to such term in Section 4.7.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Information” means personal information as defined under applicable privacy laws about the Purchasers.

“Placement Agent” means D. Boral Capital LLC.

“Placement Agent Agreement” means the placement agent agreement between the Company and the Placement Agent dated on or about the date hereof.

“Pre-Funded Warrant” means a pre-funded common share purchase warrant issuable on exchange of an applicable Subscription Receipt, with each Pre-Funded Warrant exercisable for one Pre-Funded Warrant Share following the Effective Date until the date on which the Pre-Funded Warrant is exercised in full, in the form of Exhibit B attached hereto.

“Pre-Funded Warrant Shares” means the Common Shares issuable upon exercise of the Pre-Funded Warrants.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Rights Agreement” shall have the meaning ascribed to such term in the recitals.

“Registration Statement” means a resale registration statement addressing the requirements of the Registration Rights Agreement and covering the resale by the Purchasers of the Shares, Pre-Funded Warrants and Pre- Funded Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Returned Consideration” shall have the meaning ascribed to such term in the recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctioned Jurisdiction” means at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means at any time any person that is: (i) listed on any Sanctions-related list of designated or blocked Persons administered by a Governmental Authority (including, but not limited to, the U.S. Department of Treasury’s Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals List, Non-SDN Menu-Based Sanctions List, Sectoral Sanctions Identifications List, and Foreign Sanctions Evaders List, the Regulations under the Special Economic Measures Act (Canada), Justice for Victims of Corrupt Foreign Officials Act (Canada), United Nations Act (Canada), and Freezing of Assets of Corrupt Foreign Officials Act (Canada), the Regulations Establishing a List of Entities under the Criminal Code (Canada), the Denied Persons, Entity, and Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security, the Debarred List of the U.S. Department of State’s Directorate of Defense Trade Controls, any list of sanctioned persons administered and maintained by the U.S. Department of State relating to nonproliferation, terrorism and the EU Consolidated Financial Sanctions List), (ii) the government of, located in, resident in, or organized under the laws of a Sanctioned Jurisdiction, or (iii) directly or indirectly owned (50% or more) or controlled (as such term is used in the applicable Sanctions and any formal guidance associated with the same) by, or acting for or on behalf of, or at the direction of, a person or persons described in clauses (i) through (iii).

“Sanctions” means any and all trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures imposed, administered, enacted or enforced by (i) the United States of America (including without limitation OFAC, the U.S. Department of State, and the U.S. Department of Commerce), (ii) Canada, (iii) the European Union and any European Union member states, (iv) the United Nations Security Council, or (v) the United Kingdom (including His Majesty’s Treasury).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Subscription Receipts, the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share” means a Common Share issuable on exchange of an applicable Subscription Receipt on a one for one basis.

“Shareholder Approval” shall have the meaning ascribed to such term in Section 2.4.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Common Shares).

“Side Letter” means a letter agreement by and among Injective Foundation, the Placement Agent and the Company regarding satisfaction of Escrow Release Conditions.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid, in INJ or United States Dollars, as the case may be, for Subscription Receipts purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in immediately available funds or tokens (minus, if applicable, a Purchaser’s aggregate exercise price of the Pre-Funded Warrants, which amounts shall be paid as and when such Pre-Funded Warrants are exercised for cash).

“Subscription Receipt Agent” means Odyssey Transfer and Trust Company, or its successor, in its capacity as subscription receipt agent under the Subscription Receipt Agreement.

“Subscription Receipt Agreement” means the subscription receipt agreement to be entered into between the Company, the Placement Agent and the Subscription Receipt Agent in the form of Exhibit E hereto, governing the issuance of the Subscription Receipts and compliance with the Escrow Release Conditions.

“Subscription Receipt Purchase Price” equals $3.80, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement, provided that the purchase price per Pre-Funded Warrant shall be the Subscription Receipt Purchase Price minus Pre-Funded Warrant exercise price of $0.001.

“Subscription Receipts” shall have the meaning ascribed to such term in the recitals.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Tax” means any and all taxes, duties, levies, assessments, fees or other charges imposed by any Taxing Authority or by any statutory, governmental, state, provincial, federal, cantonal, municipal, local or similar authority of any jurisdiction, including income, capital stock, capital gains, profits, estimated, business, occupation, corporate, capital, gross receipts, transfer, stamp, registration, employment, payroll, unemployment, social security (or similar), employment insurance premiums, workers compensation, disability, Canada Pension Plan, Quebec Pension Plan or other similar contributions, withholding, occupancy, license, severance, production, ad valorem, excise, windfall profits, customs duties, real property, personal property, sales, use, turnover, value added, goods and services and franchise taxes, and alternative or add-on minimum and estimated taxes, whether disputed or not, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” means any federal, state, local, provincial or non-Canadian return, declaration, disclosure, report, form, statement, claim for refund, election, information return or statement, or other document relating to Taxes, including any schedule, estimate or attachment thereto and any amendment or supplement thereof, in each case provided or required to be provided to a Taxing Authority.

“Taxing Authority” means, with respect to any Tax, any governmental authority or other authority competent to impose such Tax or responsible for the administration and/or collection of such Tax or enforcement of any Law in relation to Tax.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Lock-Up Agreements, the Registration Rights Agreement, the Subscription Receipt Agreement, the Pre-Funded Warrant, the Voting Agreements and the Management Agreements, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Endeavor Trust Corporation, with a mailing address of 702 – 707 Hornby Street, Vancouver, BC, V6Z 1S4, and any successor transfer agent of the Company.

“Transfer Restriction” means the restriction on transfers of the Common Shares contained in the Articles of Continuance of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Voting Agreements” means voting agreements entered into by and between the Company and each officer and director of the company, in respect of such directors’ and officers’ commitment to vote in favor of the Shareholder Approval.

ARTICLE II.

PURCHASE AND SALE AND REGISTRATION STATEMENT

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the number and type of Subscription Receipts, for the aggregate purchase price, set forth opposite the Purchaser’s name on Exhibit A. The price per Subscription Receipt is $3.80. To the extent that a Purchaser determines, in its sole discretion, that such Purchaser’s Subscription Amount (together with such Purchaser’s Affiliates and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would cause such Purchaser’s beneficial ownership of the Common Shares underlying the Subscription Receipts to exceed the Beneficial Ownership Limitation, or as such Purchaser may otherwise choose, such Purchaser shall elect to purchase Subscription Receipts exchangeable for Pre-Funded Warrants. The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of the Purchaser, 9.99%) of the number of the Common Shares outstanding immediately after giving effect to the issuance of Shares underlying the Subscription Receipts on the Effective Date. In no event may the Beneficial Ownership Limitation exceed 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrant held by a Purchaser. Each Purchaser shall deliver its Subscription Amount at Closing in one of the following forms, as applicable: (i) United States dollars, in immediately available funds, via wire transfer, to the Subscription Receipt Agent (the “Escrowed Cash Proceeds”); or (ii) INJ, delivered to the INJ Escrow Agent in an amount equal to the Purchaser’s Subscription Amount set forth on Exhibit A-1 or A-2, as the case may be, (A) in the case of Purchasers listed on Exhibit A-1, such amount of INJ representing (x) a purchase price per Subscription Receipt of $3.80, (y) multiplied by the total number of Subscription Receipts set forth opposite such Purchasers name on Exhibit A-1, divided by (z) $13.90 (the “INJ Exchange Price”), or (B) in the case of Purchasers listed on Exhibit A-2, such amount of INJ representing (x) a purchase price per Subscription Receipt of $4.16, (y) multiplied by the total number of Subscription Receipts set forth opposite such Purchaser’s name on Exhibit A-2, divided by (z) $13.90 (the “INJ Contribution Price”) (in either case, the “Escrowed INJ Proceeds”). The Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur, by the mutual agreement of the parties, by means of electronic transmission of documents, at the offices of the Placement Agent, or at such other location as the parties may mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) (A) the legal opinion of Canadian Corporate Counsel; (B) the legal opinion of Canadian Securities Counsel; and (C) the legal opinion and negative assurance letter of Company Counsel, each in a form reasonably acceptable to the Placement Agent and Injective Foundation;

(iii) a certificate, duly executed by the Chief Financial Officer of the Company, dated as of the Closing Date, in a form reasonably acceptable by the Placement Agent;

(iv) a copy of the irrevocable instructions to the Subscription Receipt Agent instructing the Subscription Receipt Agent to deliver, on an expedited basis, in book entry form (unless otherwise requested by the Purchasers) the number of Subscription Receipts (of the type elected by the Purchaser as set out in Exhibit A hereto) equal to such Purchaser’s Subscription Amount divided by the Subscription Receipt Purchase Price, registered in the name of such Purchaser;

(v) the Subscription Receipt Agent’s wire instructions;

(vi) the Lock-Up Agreements;

(vii) the Registration Rights Agreement duly executed by the Company;

(viii) the Subscription Receipt Agreement duly executed by the Company, Placement Agent and the Subscription Receipt Agent;

(ix) the wallet addresses maintained by Bitgo as Custodian for the INJ Escrow Agent;

(x) the Voting Agreements;

(xi) the Management Agreements; and

(xii) the Side Letter duly executed by the Company, the Placement Agent and Injective Foundation.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company and the Subscription Receipt Agent, the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of all the items set forth in Section 2.2(a) of this Agreement;

(iv) the Asset Management Agreements shall have been executed by the Company and each of the Asset Managers;

(v) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi) from the date hereof to the Closing Date, trading in the Common Shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Subscription Receipts at the Closing.

2.4 Shareholder Approvals; Proxy Statement. The Company shall, within 30 days following execution of this Agreement, prepare and file with the Commission (at the Company’s sole cost and expense) a preliminary proxy statement, as it may be amended or supplemented from time to time, related to the shareholders’ consideration and vote with respect to certain proposals, including, inter alia, (i) the issuance of the Shares or Pre-Funded Warrants to be delivered to the holders of Subscription Receipts, (ii) the amendment to the constating documents of the Company to remove the Transfer Restriction, and (iii) any other matters requiring shareholder approval in accordance with the Canada Business Corporations Act, the articles and by-laws of the Company, applicable securities exchange requirements and any other applicable requirements in connection with the transactions contemplated by this agreement (the approval of the matters described in clauses (i) and (ii) are referred to herein as the “Shareholder Approval”), as well as hold a duly called shareholders meeting to obtain the Shareholder Approval. The Company shall use its reasonable best efforts to make such filings and take such actions as are necessary to receive Shareholder Approval. Upon receipt of the requisite votes to approve such matters, the Company shall promptly deliver notice of the Shareholder Approval to each Purchaser and file with the Commission a Current Report on Form 8-K disclosing the same.

2.5 Registration Statement Filing. The Company shall (i) prepare, as soon as reasonably possible following the Closing Date, and shall file with the Commission within five Business Days of receiving the Shareholder Approval, the Registration Statement (on Form S-1 or other appropriate registration statement form reasonably acceptable to the Purchasers) under the Securities Act, at the sole expense of the Company, in respect of the Purchasers, so as to permit the resale of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares in the United States under the Securities Act; and (ii) cause the Registration Statement to be declared effective by the Commission as soon as possible and not later than the Escrow Deadline. The Company will notify the Placement Agent immediately following effectiveness of the Registration Statement. The Registration Statement shall cover the resale of 100% of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares (including such indeterminate number of Common Shares resulting from stock splits, stock dividends or similar transactions), for an offering to be made on a continuous basis pursuant to Rule 415 (as promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule). The Securities registered for resale pursuant to the Registration Statement shall not be subject to resale restrictions under Canadian Securities Laws, provided the distribution of the Securities will not take place prior to the Effective Date and the Securities will be distributed under the Registration Statement.

2.6 Escrow Release Conditions. Upon satisfaction or waiver of the following escrow release conditions (the “Escrow Release Conditions”), the aggregate Subscription Amount, together with all interest and other income earned thereon, shall be released to the Company by the Subscription Receipt Agent in accordance with the terms of the Subscription Receipt Agreement:

a)	the receipt of the Shareholder Approval by the Company;
b)	the Registration Statement being declared effective by the Commission by the Escrow Deadline;
c)	the receipt of required approvals by the applicable stock exchange, third parties, court and regulatory approvals required by the Company;
d)	the Shares and Pre-Funded Warrant Shares being approved for listing on NYSE American and the completion, satisfaction or waiver by NYSE American of all conditions precedent to such listing;
e)	the Company shall not be in breach or default of any of its covenants or obligations under the Subscription Receipt Agreement or the agency agreement between the Company and the Placement Agent;
f)	from the date hereof until the earlier of (i) the Escrow Deadline, or (ii) such date on which all of conditions listed as items (a) through (f) above have been satisfied or waived, trading in the Common Shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, and minimum prices shall not have been established on securities whose trades are reported by such service or any Trading Market; and
g)	the Company and the Placement Agent, in compliance with the Side Letter, shall have delivered a release notice (the “Escrow Release Notice”) to the Subscription Receipt Agent confirming that items (a) through (g), above, inclusive, have been satisfied or waived.

In the event that the Subscription Receipt Agent does not receive the Escrow Release Notice at or before the Escrow Deadline, the Subscription Receipts will immediately be cancelled and become null and void and of no further effect, and will only represent the holder’s right to receive such payment from the Subscription Receipt Agent in accordance with the terms of the Subscription Receipt Agreement. A Purchaser who provided INJ in consideration for the Subscription Receipts subscribed for by such Purchaser shall receive the same INJ in satisfaction of such Purchaser’s pro rata entitlement to the Returned Consideration.

2.7 Automatic Exchange of Subscription Receipts. Immediately following the Effective Date and subject to the prior or concurrent satisfaction of all other Escrow Release Conditions, each Subscription Receipt shall be automatically exchanged (without payment of any further consideration and subject to customary anti-dilution adjustments) for (A) one Share or (B) one Pre-Funded Warrant, as provided in Exhibit A to this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports or have otherwise been disclosed to Purchasers by the Company. The Company owns, directly or indirectly, all of its common shares or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding common shares of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, continued, validly existing and in good standing under the laws of the jurisdiction of its incorporation, continuation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and its Subsidiaries carry on business solely within the province of Ontario. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation or continuation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Asset Management Agreements, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or the Asset Management Agreements (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and the Asset Management Agreements, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents or the Asset Management Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby have been, or will be, prior to the Closing Date, duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party or the Asset Management Agreements have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party or the Asset Management Agreements, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) subject to the removal of the Transfer Restriction from the constating documents of the Company, conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation or continuance, as the case may be, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents or the Asset Management Agreements, other than: (i) the Shareholder Approval, (ii) the filings required pursuant to Section 4.4 of this Agreement, (iii) the notice and/or additional listing application(s) to each applicable Trading Market for the listing of the Shares and Pre-Funded Warrant Shares for trading thereon in the time and manner required thereby; (iv) the Registration Statement required to be filed by the Registration Rights Agreement; (v) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws; and (vi) the filing of Form 72-503F Report of Distributions Outside Canada with the Ontario Securities Commission pursuant to Section 4.1 of OSC Rule 72-503 (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are, or will be on or prior to the Closing Date, duly authorized for issuance and, when Shares are issued in accordance with the applicable Transaction Documents, such Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents, subject to the removal of the Transfer Restriction from the constating documents of the Company, provided the Shares are distributed pursuant to the Registration Statement on or after the Effective Date. The Pre-Funded Warrant Shares, when issued in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents, subject to the removal of the Transfer Restriction from the constating documents of the Company, provided the Pre-Funded Warrants and Pre-Funded Warrant Shares are distributed pursuant to the Registration Statement on or after the Effective Date. The Company has, or will have on or prior to the Closing Date, reserved from its duly authorized share capital the maximum number of Common Shares issuable pursuant to this Agreement and the Pre-Funded Warrants, without taking into account any adjustment provisions. Subject to the accuracy of the representations and warranties made by the Purchasers in Section 3.2, the offer and sale of the Subscription Receipts to the Purchaser is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act, (ii) the registration and qualification requirements of applicable securities laws of the states of the United States, and (iii) the prospectus requirements of Canadian Securities Laws, subject to the distribution of the Subscription Receipts being materially compliant with the disclosure requirements of applicable securities law of the United States, as required by Section 2.4 of OSC Rule 72-503.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of Common Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 3.1(g) and as disclosed in the SEC Reports, the Company has not issued any Common Shares since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of stock options under the Company’s equity incentive plans, the issuance of Common Shares to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Schedule 3.1(g) or as a result of the purchase and sale or conversion or exchange, as applicable, of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or common shares of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents or common shares of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding Common Shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, including Canadian Securities Laws, and none of such outstanding Common Shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the Closing Date no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Subscription Receipts; no further approval or authorization of the Board of Directors or others is required for the issuance and sale of any Securities, except for the Shareholder Approval. Except as provided for herein, there are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s Common Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company (the “Financial Statements”) included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any Common Shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company and its Subsidiaries are not the subject of an Insolvency Event and, to the knowledge of the Company, there are no circumstances that justify the Company or its Subsidiaries being the subject of an Insolvency Event. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement and the entry into the Asset Management Agreements, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth on Schedule 3.1(j), (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws, including Canadian Securities Laws, or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. The Company does not have any employees or consultants resident in the United States. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all Canadian federal, provincial, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance, regulation or code of any governmental authority (including for certainty the Mortgage Broker Regulatory Council of Canada), including without limitation all foreign, federal, provincial and local laws relating to mortgage brokering, taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, provincial, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state, provincial or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in amount deemed prudent by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any equity incentive plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Except for the fees and expenses of the Placement Agent, no cash brokerage or cash finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, (i) no registration under the Securities Act is required for the offer and sale of the Subscription Receipts by the Company to the Purchasers as contemplated hereby, (ii) the distribution of the Subscription Receipts is exempt from the prospectus requirements of Canadian Securities Laws, and (iii) the exchange of each Subscription Receipt for one Share or one Pre-Funded Warrant, as applicable, and the issue of Pre-Funded Warrant Shares on the due exercise of the Pre-Funded Warrants is exempt from the prospectus requirements of Canadian Securities Laws. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Subscription Receipts and application of the proceeds as set forth under Section 4.7, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Except as set forth on Schedule 3.1(w),other than to each of the Purchasers pursuant to the Registration Rights Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x) Trading Market. The issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE American under the symbol “PAPL”. The Company is in compliance with all listing requirements of the NYSE American applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE American or the Commission, respectively, to prohibit or terminate the listing of the Common Shares on the NYSE American or to deregister the Common Shares under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Shares under the Exchange Act.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar constating documents) or the laws of its jurisdiction of continuance that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the Asset Management Agreements and the representations made in Section 3.1(i), which constitute material non-public information (“MNPI”), the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute MNPI. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Subscription Receipts to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Indebtedness. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable or accrued payroll liabilities incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status.

i)	All material Tax Returns required to be filed by (or with respect to) the Company and its Subsidiaries have been duly and timely filed (taking into account any valid extension of time to file), and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by (or with respect to) the Company and its Subsidiaries, or for which the Company and/or its Subsidiaries may be liable, have been timely paid in full to the appropriate Taxing Authority. All material Taxes which are not yet due and payable have been (i) for periods covered by the Financial Statements, adequately accrued and reserved on the Financial Statements in accordance with GAAP, and (ii) for periods not covered by the Financial Statements, accrued on the books and records of the Company, in each case as of the date of this Agreement. The Company and its Subsidiaries have withheld and paid to the appropriate Taxing Authority all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any current or former employee, independent contractor, creditor, equity holder or other Person, and has complied in all material respects with all applicable Law relating to the withholding and remittance and related reporting requirements with respect to such Taxes. The Company and its Subsidiaries have collected all material sales, use, employment, value added, goods and services, and similar Taxes required to be collected and timely remitted all such Taxes collected to the appropriate Taxing Authority in accordance with applicable Law. The Company and its Subsidiaries have not taken advantage of any Law enacted in connection with COVID-19 that has the result of temporarily reducing (or temporarily delaying the due date of) any material payment obligation of the Company to any Taxing Authority.

ii)	Other than as a beneficiary thereto, the Company and its Subsidiaries are not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement or similar Contract (other than any such Contract entered into in the ordinary course of business and not primarily relating to Taxes).

iii)	The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction or loss from, taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law), for any Tax period (or portion thereof) beginning after the Closing Date (or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date) as a result of any: (i) change in method of accounting made prior to the Closing, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Law); (ii) settlement or other agreement with any Taxing Authority made prior to the Closing; (iii) disposition made, payment received or deferred revenue recognized prior to the Closing; or (iv) transaction occurring prior to the Closing between or among members of any affiliated, consolidated, combined or unitary group for U.S. federal, state, local or non-U.S. Tax purposes of which the Company and/or its Subsidiaries is or was a member.

iv)	The Company and its Subsidiaries have not been a member of an affiliated, consolidated, combined or unitary group for U.S. federal, state, local or non-U.S. Tax purposes. The Company and its Subsidiaries do not have any liability for the Taxes of any Person (other than the Company) as a result of being a member of a consolidated group, fiscal unity or unified group (including pursuant to Treasury Regulations Section 1.1502-6 or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract (other than any such contract entered into in the ordinary course of business and not primarily relating to Taxes) or otherwise.

v)	All payments by, to or among the Company, and its Affiliates are in material compliance with all relevant transfer pricing requirements imposed by any Taxing Authority, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodologies.

vi)	The Company and its Subsidiaries is not a party to any material ruling or similar agreement or arrangement with a governmental authority, and the Company does not have any request for a material ruling in respect of Taxes pending between it and any governmental authority.

vii)	No audit, examination, investigation, litigation or other administrative or judicial proceeding in respect of Taxes or Tax matters is pending, being conducted or has been announced or threatened in writing with respect to the Company or its Subsidiaries (and, to the knowledge of the Company, no such audit, examination investigation, litigation or other administrative or judicial proceeding is contemplated). There is no outstanding claim, assessment, deficiency or proposed adjustment against the Company or its Subsidiaries for any material amount of Tax, and no such claim, assessment or deficiency has been asserted or threatened in writing or, to the knowledge of the Company, is contemplated, by any Taxing Authority.

viii)	The Company and its Subsidiaries have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to the assessment or collection of any Tax, other than in the ordinary course of business or for automatic extensions of time to file income Tax Returns.

ix)	There are no Liens or encumbrances for Taxes upon any of the assets of the Company and its Subsidiaries except for Permitted Liens.

x)	The Company and its Subsidiaries have not received written notice of any claim from a Taxing Authority in a jurisdiction in which the Company and its Subsidiaries, as applicable, does not file Tax Returns stating that the Company and its Subsidiaries, as applicable, is or may be subject to Tax in such jurisdiction.

xi)	To the knowledge of the Company, the Company and its Subsidiaries are not subject to Tax in any country other than Canada by virtue of having employees, a permanent establishment, other place of business or similar presence in that country.

xii)	The Company and its Subsidiaries have not participated in a “reportable transaction” within the meaning of United States treasury regulation 1.6011-4(b) (or any corresponding or similar provision of state, local or non-U.S. law).

xiii)	The Company and its Subsidiaries is in material compliance with all terms and conditions of any Tax incentives (including those based on COVID-19 relief), Tax exemption, Tax holiday or other Tax reduction arrangement, agreement or order (each, a “Tax Incentive”) and the consummation of the Transactions will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.

xiv)	None of Sections 80 to 80.04, both inclusive, of the Canadian Tax Act have applied or will apply to the Company or its Subsidiaries. The Company and its Subsidiaries have no material unpaid amounts that may be required to be included in income under Section 78 of the Canadian Tax Act.

xv)	The Company and its Subsidiaries have not acquired property from any Person in circumstances where the Company or its Subsidiaries, as applicable, did or could have become liable for any Taxes payable by that Person pursuant to Section 160 of the Canadian Tax Act.

xvi)	The Company and its Subsidiaries are a registrant for purposes of the Excise Tax Act (Canada). All material input tax credits claimed by the Company and its Subsidiaries pursuant to the Excise Tax Act (Canada) have been proper, correctly calculated and documented in accordance with the requirements of the Excise Tax Act (Canada).

xvii)	The Company and its Subsidiaries are a “taxable Canadian corporation” as that term is defined in the Canadian Tax Act.

xviii)	There are no liens on any of the assets of the Company and its Subsidiaries.

xix)	At all times since inception, the Company has been and continues to be classified as a corporation for U.S. federal income tax purposes.

xx)	Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)-2 during the period specified in Code Section 897(c)(1)(A)(ii).

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the Securities Act). The Company has offered the Securities for sale only to the Purchasers and certain other “qualified purchasers” within the meaning of the Securities Act.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff) Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ended August 31, 2025.

(gg) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(hh) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that, to its knowledge, each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that, to its knowledge, no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Shares and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Pre-Funded Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(kk) Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each benefit plan established by the Company or its Subsidiaries has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company and its Subsidiaries are in compliance with all applicable federal, state, provincial and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. None of the plans referred to above is or was within the past six (6) years, nor does the Company or its Subsidiaries have or reasonably expect to have any liability or obligation under, (i) a “registered pension plan” as defined in subsection 248(1) of the Canadian Tax Act, (ii) a “deferred profit sharing plan”, a plan providing a “retiring allowance” or a “retirement compensation arrangement”, each as defined as subsection 248(1) of the Canadian Tax Act, (iii) a multi-employer pension plan within the meaning of any applicable federal or provincial pension benefits standards legislation in Canada, or (iv) any plan that contains a “defined benefit provision” as defined in subsection 147.1(1) of the Canadian Tax Act. All contributions, premiums or payments required to be made or remitted with respect to any such plan have been timely made or remitted to the extent due or properly accrued on the Financial Statements. The Company and its Subsidiaries have no actual or potential unfunded liabilities with respect to any of such plans and no accumulated funding deficiencies exist in any such plan.

(ll) Mortgage Brokering. The Company and its Subsidiaries (i) are in compliance with all federal, state, provincial, local and foreign laws relating to mortgage brokering (“Mortgage Brokering Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Mortgage Brokering Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The sole business of the Company and its Subsidiaries is that of mortgage brokering.

(mm) Stock Option Plans. Each stock option granted by the Company under the Company’s equity incentive plans was granted (i) in accordance with the terms of the Company’s applicable equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s applicable equity incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(oo) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(pp) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its Subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, provincial, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(rr) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(ss) Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(tt) Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(uu) No Additional Agreements. There are no agreements or understandings between the Company and any Purchaser with respect to the transactions contemplated by the Transaction Agreements other than (i) as specified in the Transaction Agreements and (ii) any side letter agreements with any of the Purchasers, which side letters the Company has shared with all Purchasers.

(vv) Cybersecurity. To the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, in each case, except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. The Company and its Subsidiaries have not (x) experienced any material unauthorized access, security incident, or use of any of the Business Systems, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any material Business Data stored on the Business Systems; or (y) been subject to, provided, or received written notice of any audits, proceedings or investigations by any governmental authority or any person, or received any claims or complaints regarding the collection, dissemination, storage, processing, or use of personal information, or the violation of any applicable contractual commitments that the Company or its Subsidiaries have entered into or is otherwise bound with respect to privacy and/or data security and, to the Company’s knowledge, there is no reasonable basis for the same.

(ww) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal, provincial and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of personal data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, provincial, national, supranational and foreign laws relating to the regulation of the Company or its Subsidiaries, and the regulations promulgated pursuant to such statutes and any provincial or U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of personal and confidential data (the “Privacy Statements”). The Company and its Subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

(xx) Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

(yy) Certain Business Practices.

i)	Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors or employees of the Company or its Subsidiaries, as the case may be, or other agent acting on behalf of the Company or its Subsidiaries, as the case may be, is currently violating, or during the past five (5) years violated, whether directly or indirectly, any applicable Sanctions or Ex-Im Laws. Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors or employees of the Company or its Subsidiaries, as the case may be, or other agent acting on behalf of the Company or its Subsidiaries, as the case may be, is currently, or has been in the last five (5) years: (i) a Sanctioned Person; or (ii) engaging in dealings with any Sanctioned Person, to the extent such activities violate Sanctions or Ex-Im Laws applicable to any party to this Agreement. There are not now and have not been in the last five (5) years any proceedings, investigations, or disclosures to, by or before any governmental authority involving the Company or its Subsidiaries or, to the knowledge of the Company, any of the directors, officers or employees of the Company or its Subsidiaries relating to Sanctions or Ex-Im Laws, nor to the Company’s knowledge, is such a proceeding, investigation or disclosure pending or threatened. The Company and its Subsidiaries have obtained export licenses and other authorizations as required by, and otherwise has operated, and is presently, in compliance with Ex- Im Laws. The Company and its Subsidiaries have implemented and maintains in effect policies and procedures reasonably designed to promote compliance with Sanctions and Ex-Im Laws.

ii)	Neither the Company, its Subsidiaries nor, to the Company’s knowledge, the officers or directors of the Company and its Subsidiaries have in the past five (5) years directly or indirectly offered, paid, promised to pay, or authorized the payment of anything of value, including cash, checks, wire transfers, tangible or intangible gifts, favors, entertainment or services (including any facilitation payments) to any Person, including any Government Official, or any employee or representative of a Governmental Authority, or any Person acting for or on behalf of any Government Official while knowing (as defined in the FCPA) or having reason to know that all or some portion would be used for the purpose of: (a) influencing any act or decision of a Government Official or other person, including a decision to fail to perform official functions; (b) inducing any Government Official or other person to do or omit to do any act in violation of the lawful duty of such official; or (c) inducing any Government Official to use influence with any government, department, agency or instrumentality in order to assist the Company or any other Person in obtaining or retaining business with, or directing business to any Person or otherwise securing for any Person an improper advantage.

iii)	There have been no demands, claims, actions, legal proceedings or investigations by or before any governmental authority or any arbitrator involving the Company, its Subsidiaries or, to the Company’s knowledge, the directors or officers of the Company and its Subsidiaries relating to the Anti-Corruption Laws in the past five (5) years nor are there any pending or, to the knowledge of the Company, threatened in writing. In the past five (5) years, no civil, criminal, or administrative penalties have been imposed on the Company or its Subsidiaries with respect to violations of applicable Anti-Corruption Laws, or applicable Anti-Money Laundering Laws, nor have any disclosures been submitted to any other Governmental Authority with respect to violations of such laws.

iv)	The Company and its Subsidiaries have conducted its businesses in compliance with applicable Anti- Corruption Laws and Anti-Money Laundering Laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

v)	The operations of the Company and its Subsidiaries are and have been conducted in material compliance with all Anti-Money Laundering Laws and Sanctions. The Company and, to the Company’s knowledge, the directors and officers of the Company and its Subsidiaries have not knowingly falsified any entry in any book, record or account of the Company or of its Subsidiaries, and all such entries fairly and accurately reflect the relevant transactions and dispositions of the Company’s assets or the assets of its Subsidiaries in reasonable detail.

vi)	No director, officer or employee of the Company or of its Subsidiaries is a Government Official.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Shares, Pre-Funded Warrants and Warrant Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws, including Canadian Securities Laws). Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Shares, Pre-Funded Warrants and Warrant Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser understands and agrees that the Company is not a “reporting issuer” as defined in the Securities Act (Ontario) or the equivalent in any jurisdiction of Canada and, accordingly, the Subscription Receipts, but not the Shares, Pre-Funded Warrants or the Pre-Funded Warrant Shares, will be subject to resale restrictions under applicable Canadian Securities Laws, including National Instrument 45-102 - Resale of Securities.

(c) Investment Representations and Warranties. The Purchaser hereby represents and warrants that, it (i) as of the date of this Agreement is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. The Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws or qualified for distribution to the public under Canadian Securities Laws and is being made in reliance upon federal, state and Canadian Securities Laws exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

(d) Intent. The Purchaser is purchasing the Securities, solely for the Purchaser’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof to a person or company in Canada (including by way of a pre-arranged sale to one or more purchasers whom the Purchaser, or any person acting on the Purchaser’s behalf, has reason to believe are located in Canada) or otherwise in violation of the Securities Act or Canadian Securities Laws, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act or Canadian Securities Laws without prejudice, subject however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws, including Canadian Securities Laws. Notwithstanding the foregoing, if the Purchaser is purchasing the Securities as a fiduciary or agent for one or more investor accounts, the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Purchaser has no present arrangement to sell the Securities to or through any person or entity. The Purchaser understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available and in compliance with Canadian Securities Laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any period of time.

(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser acknowledges that the Purchaser (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Purchaser acknowledges that the Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the Commission. Alone, or together with any professional advisor(s), the Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser. The Purchaser is, at this time and in the foreseeable future, able to afford the loss of the Purchaser’s entire investment in the Securities and the Purchaser acknowledges specifically that a possibility of total loss exists.

(g) Independent Investment Decision. The Purchaser understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in such Purchaser’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(h) Independent Advice. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

(i) Securities Not Registered; Legends. The Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and the prospectus requirements of Canadian Securities Laws, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration or is made under an exemption from the prospectus requirement of Canadian Securities Laws and in each case in accordance with any applicable securities laws of any state of the United States and Canadian Securities Laws. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. The Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

The Purchaser understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

And any certificates or book entry notations evidencing the Subscription Receipts prior to the exchange into Shares or Pre-Funded Warrants, as the case may be, as contemplated herein, provided they are registered under the Registration Statement and issued on or after the Effective Date and in accordance with this Agreement, will bear the following legend (the “Hold Period Legend”):

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

In addition, the Securities may contain a legend regarding affiliate status of the Purchaser, if applicable.

(j) No General Solicitation. The Purchaser acknowledges and agrees that the Purchaser is purchasing the Securities directly from the Company. Purchaser became aware of this offering of the Securities solely by means of direct contact from the Placement Agent or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agent, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to Purchaser solely by direct contact between Purchaser and the Company, the Placement Agent and/or their respective representatives. Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to Purchaser, by any other means, and none of the Company, the Placement Agent and/or their respective representatives acted as investment advisor, broker or dealer to Purchaser. The Purchaser is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.(k) Access to Information. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that the Purchaser has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, limit or otherwise affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.(l) Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Notwithstanding the foregoing, in the case of a Purchaser that is a multi- managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.(m) Disqualification Event. To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no Disqualification Event is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.(n) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Subscription Receipts and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(o) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state, provincial and federal securities laws, including Canadian Securities Laws. For purposes of applicable U.S. securities laws, in connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. As a condition of transfer (other than pursuant to an effective Registration Statement), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement. For the purposes of Canadian Securities Laws (a) the Subscription Receipts are subject to an indefinite hold period and (b) the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares will not be subject to a hold period under Canadian Securities Laws provided the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares are issued under the Registration Statement on or after the Effective Date.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of the legends in the form set forth in Section 3.2(i) hereof.

The Company acknowledges and agrees that subject to compliance with applicable securities laws, exchange rules and Canadian Securities Laws, a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to Section 4.4 of this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(c) Certificates evidencing the Shares, the Pre-Funded Warrants and Pre-Funded Warrant Shares shall not contain any legend, including the legends set forth in Section 3.2(i): (i) if they are registered under a registration statement that is effective under the Securities Act (including under the Registration Statement on or after the Effective Date) covering the resale of such security; (ii) if such Shares or Pre-Funded Warrant Shares are sold pursuant to Rule 144 and the Company is then in compliance with the current public information required under Rule 144, (iii) if such Shares or Pre-Funded Warrant Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Pre-Funded Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause Company Counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of a Pre-Funded Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Pre-Funded Warrant Shares, then such Pre-Funded Warrant Shares shall be issued free of all legends. The Company agrees that, following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares or Pre-Funded Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of a certificate representing Shares or Pre-Funded Warrant Shares, as the case may be, issued with a restrictive legend. The Purchaser shall provide the Company written notice of a removal request (the “Request Notice”) at least two (2) Trading Days prior to delivery of the legended Share certificate.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash,(i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Pre-Funded Warrant Shares (based on the VWAP of the Common Shares on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date (or, if later, four days after the Request Notice date) until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of Common Shares, or a sale of a number of Common Shares equal to all or any portion of the number of Common Shares that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Shares or Pre-Funded Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Shares on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares or Pre-Funded Warrant Shares and ending on the date of such delivery and payment under this clause (ii).

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom and from the prospectus requirements of Canadian Securities Laws, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Furnishing of Information; Public Information.

(a) For at least one year after the Closing Date, the Company covenants to maintain the registration of the Common Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities of a Purchaser may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to that Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to $1,000 per day of a Public Information Failure until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for that Purchaser to transfer the Shares or Pre-Funded Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, other than during the pendency of any bona fide dispute over whether an alleged Public Information Failure has occurred, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity; Non-Public Disclosure. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby (including the entry into and material terms of the Asset Management Agreements), and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto (and the Asset Management Agreements as exhibits thereto, or a summary of the material terms thereof), with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all MNPI delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases or making any Commission filings with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or make any Commission filings nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release or Commission filings of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by this Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b). Except as set forth in this Section 4.4 with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the Asset Management Agreements, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, MNPI, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any MNPI to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such MNPI, provided that the Purchaser shall remain subject to applicable law.

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Satisfaction of Escrow Release Conditions. The Company shall use its best efforts to satisfy the Escrow Release Conditions prior to the Escrow Deadline.

4.7 Use of Proceeds. Upon satisfaction or waiver of the Escrow Release Conditions, the following items shall be deducted from the Escrowed Cash Proceeds and allocated to the appropriate parties (collectively, the “Permitted Withdrawals”): (i) an amount calculated as a percentage of the Escrowed Cash Proceeds shall be paid to the Placement Agent in respect of the Placement Agent’s fee, in accordance with the Placement Agent Agreement, (ii) $272,722 $42,000 and $262,500 shall be allocated to the payment of the legal fees of the Company and paid to MLT Aikins LLP, LLP, Blake, Cassels & Graydon and Sichenzia Ross Ference Carmel LLP, respectively, (iii) $600,000 shall be allocated to the legal fees of Injective Foundation and paid to DLA Piper LLP, and (iv) $600,000 shall be allocated to repay existing debts of the Company.

Following such allocations, the Escrowed Cash Proceeds less the Permitted Withdrawals (“Net Cash Proceeds”) shall be delivered by the Subscription Receipt Agent as follows: (i) $1,500,000 shall be paid to the Company and allocated to legacy business expenses, working capital to fund the Company’s business operations, for general corporate purposes and other customary or reasonable expenses; and (ii) $21,000,000 shall be paid to the Asset Managers to fund the acquisition of INJ and the establishment of the Company’s INJ treasury operations, as provided in Section 4.19 hereof and the Asset Management Agreements. Concurrently, the INJ Escrow Agent shall take all actions necessary to pay the Escrowed INJ Proceeds to the Asset Managers. The Company shall not use the Net Cash Proceeds: (a) for the redemption of any Common Shares or Common Share Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations.

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws, including Canadian Securities Laws, or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 Reservation of Common Shares. As of the date hereof or prior to the Closing Date, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement (and the Subscription Receipt Agreement) and Pre-Funded Warrant Shares issuable pursuant to any exercise of the Pre-Funded Warrants.

4.10 Listing of Common Shares. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed, and the Company shall apply to list or quote all of the Shares and Pre-Funded Warrant Shares on such Trading Market prior to the Closing and promptly secure the listing of all of the Shares and Pre-Funded Warrant Shares on such Trading Market prior to Closing. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Shares and Pre-Funded Warrant Shares and will take such other action as is necessary to cause all of the Shares and Pre-Funded Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to maintain the listing and trading of its Common Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Subscription Receipt Agreement. The Subscription Receipts will be duly and validly created and issued by the Company pursuant to the terms of the Subscription Receipt Agreement. The Subscription Receipt Agreement will contain, among other things, anti-dilution provisions and provisions for the appropriate adjustment in the class, kind and number of Shares and Pre-Funded Warrants, as applicable, issuable to a holder of Subscription Receipts, upon the occurrence of certain events, including the subdivision, consolidation or reclassification of shares or payments of stock dividends or the amalgamation of the Company. Any description of the Subscription Receipts set forth in this Agreement (or any other Transaction Agreement) is a summary only and is subject to the detailed provisions of the Subscription Receipt Agreement in the form attached hereto as Exhibit E. In the event of any inconsistency between the description of the Subscription Receipts contained in this Agreement (or any other Transaction Agreement) and in the Subscription Receipt Agreement, the terms of the Subscription Receipt Agreement will prevail and govern.

4.12 Subsequent Equity Sales. From the date of this Agreement until sixty (60) days after the Escrow Deadline, as extended pursuant to the terms of this Agreement, the Company shall not (A) issue Common Shares or Common Share Equivalents, (B) effect a reverse Common Share split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares or (C) file with the Commission a registration statement under the Securities Act relating to any Common Shares or Common Share Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 4.12 shall not apply to (i) the issuance of the Securities hereunder, (ii) the issuance of Common Shares or Common Share Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Agreement or outstanding pursuant to clause (iii) below, (iii) the issuance of any Common Shares or Common Share Equivalents pursuant to any Company equity compensation plans or in accordance with the NYSE Rules 303A, (iv) an Exempt Issuance, or (v) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan.

4.13 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Purchaser.

4.16 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding Common Shares, which dilution will be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and Pre-Funded Warrant Shares pursuant to the Transaction Documents, subject to the satisfaction or waiver of the Escrow Release Conditions at or before the Escrow Deadline, any conditions contained therein, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.17 Exercise Procedures. The form of Notice of Exercise included in the Pre-Funded Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Pre-Funded Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Pre- Funded Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Pre-Funded Warrants. The Company shall honor exercises of the Pre-Funded Warrants and shall deliver Pre-Funded Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.18 Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements without the prior written consent of the Placement Agent or the respective Lock-Up Parties, and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

4.19 Treasury Reserve Policy. In connection with the Closing, the Company in consultation with Injective Foundation and the Asset Managers shall adopt a policy, under which the Company’s treasury reserve assets will consist of: (i) cash and cash equivalents and short-term investments that exceed working capital requirements; and (ii) INJ, which will serve as the primary treasury reserve asset of the Company on an ongoing basis, subject to market conditions.

4.20 Shareholder Approvals. The Company shall use its reasonable best efforts to make such filings and take such actions as are necessary to receive Shareholder Approval and hold a duly called meeting of the shareholders to obtain the Shareholder Approval. Upon receipt of the requisite votes to approve such matters, the Company shall promptly deliver notice of the Shareholder Approval to each Purchaser and file with the Commission a Current Report on Form 8-K disclosing the same.

4.21 Appointment of Director. The Company shall take all necessary action such that, immediately prior to the Escrow Release Date, one additional individual is appointed to the Board of Directors of the Company. In selecting the director nominee, the Company shall consult with Injective Foundation to evaluate the knowledge and expertise of such nominee in the crypto industry, subject to meeting the necessary requirements of the Stock Exchange.

ARTICLE V. MISCELLANEOUS

5.1 Termination. If the Escrow Release Conditions are not satisfied or waived by the Escrow Deadline (as extended pursuant to this Agreement), then this agreement shall immediately be terminated and be of no further effect, provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties). Upon such termination, the Returned Consideration shall be returned to the Purchasers in accordance with Section 2.6 of this Agreement and the Subscription Receipt Agreement. At any time prior to the Escrow Deadline, Purchasers that collectively hold not less 50.1% of the aggregate Subscription Amount and, for so long as Injective Foundation holds any Securities, Injective Foundation, may terminate this Agreement by delivering written notice thereof to the Company if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants, or agreements contained herein and such breach or failure (i) is incapable of being cured, or (ii) if capable of being cured, is not cured within ten (10) days after the Company’s receipt of written notice from any Purchaser describing in reasonable detail the nature of such breach or failure. No termination pursuant to this Section 5.1 shall limit or restrict any other rights or remedies of the Purchasers, at law or in equity, including the right to seek monetary damages or specific performance.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers, as well as fees and expenses of the Asset Managers (including the expenses of its representatives).

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains MNPI regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Subscription Receipts based on the initial Subscription Amounts hereunder (or, prior to the Closing Date, the Company and each Purchaser) and, for so long as Injective Foundation holds any Subscription Receipts, by Injective Foundation, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers” (other than in respect of a transfer pursuant to an effective registration statement).

5.8 Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non- prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or DocuSign, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or DocuSign signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Pre-Funded Warrant, the applicable Purchaser shall be required to return any Common Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such Common Shares pursuant to such Purchaser’s Pre-Funded Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through the legal counsel to the Placement Agent. The legal counsel of the Placement Agent does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward Common Share splits, Common Share dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

5.21 Personal Information. The Purchasers consents to the collection by the Company of Personal Information about the Purchaser for the purpose of completing the transactions contemplated by this Agreement. Each Purchaser consents to the Company retaining the Personal Information for as long as permitted or required by law or business practices. Each Purchaser acknowledges that the Company may use the Personal Information: (i) internally (for the purpose of managing the relationship between and contractual obligations of the Company and the Purchaser); (ii) for income tax related purposes; (iii) to demonstrate compliance with applicable securities laws; and (iv) in record books prepared in respect of the offering of the Securities contemplated in this Agreement. Each Purchaser acknowledges that the Company may disclose the Personal Information: (i) to the Canada Revenue Agency; (ii) to professional advisers of the Company in connection with the performance of their professional services; (iii) as required by securities regulatory authorities, stock exchanges and other regulatory bodies; (iv) to a governmental or other authority to which the disclosure is required by court order or subpoena compelling that disclosure (if there is no reasonable alternative to that disclosure); (v) to a court determining the rights of the parties under this Agreement; (vi) to any other parties involved in the offering of the securities contemplated in this Agreement, including legal counsel; (vii) to the Company’s registrar and transfer agent (if applicable); and (viii) as otherwise required or permitted by law. Each Purchaser consents to the use and disclosure of the Personal Information set out in this Section 5.21 and agrees to furnish to the Company any additional information as may be required and requested by the Company in order to file any applicable reports or forms under applicable securities laws.

If the Purchaser is an individual, the Purchaser authorizes the indirect collection of the Personal Information by the securities regulatory authority or regulator (each as defined in National Instrument 14-101 – Definitions) and confirms that the Purchaser has been notified by the Company: (i) that the Company will be delivering the Personal Information to the securities regulatory authority or regulator; (ii) that the Personal Information is being collected by the securities regulatory authority or regulator under the authority granted in applicable securities laws; (iii) that the Personal Information is being collected for the purposes of the administration and enforcement of applicable securities laws; and (iv) that the title, business address and business telephone number of the public official who can answer questions about the securities regulatory authority’s or regulator’s indirect collection of the Personal Information is as set out below.

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: 416-593-8314

Toll free in Canada: 1-877-785-1555

Facsimile: 416-593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PINEAPPLE FINANCIAL INC.		Address for Notice:

By:		Unit 200, 111 Gordon Baker Road
Name:	Shubha Dasgupta	North York, Ontario M2H 3R1
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOR PURCHASER FOLLOWS]

EXHIBIT A

[PURCHASER SIGNATURE PAGES TO PINEAPPLE FINANCIAL INC. SECURITIES PURCHASE AGREEMENT]

Exhibit A-1

[SIGNATURE PAGES CONTINUE]

Exhibit A-2

Purchase of Securities at INJ Contribution Price

EXHIBIT B

[PRE-FUNDED COMMON SHARE PURCHASE WARRANT]

EXHIBIT C

[REGISTRATION RIGHTS AGREEMENT]

EXHIBIT D

[LOCK-UP AGREEMENT]

EXHIBIT E

[SUBSCRIPTION RECEIPT AGREEMENT]